   As filed with the Securities and Exchange Commission on September 11, 1997

                                                          REGISTRATION NO.  333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                         _____________________________
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         _____________________________

                            SILICON GRAPHICS, INC.
            (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                                             94-2789662
 (State or Other Jurisdiction of                           (I.R.S. Employer
 Incorporation or Organization)                            Identification No.)

                            2011 N. SHORELINE BLVD.
                     MOUNTAIN VIEW, CALIFORNIA 94043-1389
                                (650) 960-1980
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)
                         _____________________________

                               SANDRA M. ESCHER
                      DIRECTOR, CORPORATE LEGAL SERVICES
                            SILICON GRAPHICS, INC.
                           2011 N. SHORELINE BLVD.
                     MOUNTAIN VIEW, CALIFORNIA 94043-1389
                                (650) 960-1980
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                         _____________________________

                                   COPY TO:
                            WILLIAM H. HINMAN, JR.
                              SHEARMAN & STERLING
                             555 CALIFORNIA STREET
                       SAN FRANCISCO, CALIFORNIA  94104
                                (415) 616-1100
                         _____________________________

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]__________

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]



``

====================================================================================================================================

                                                                            PROPOSED          PROPOSED
                                                                             MAXIMUM           MAXIMUM        AMOUNT OF
                   TITLE OF SHARES                       AMOUNT TO BE    OFFERING PRICE       AGGREGATE      REGISTRATION
                  TO BE REGISTERED                        REGISTERED      PER UNIT (1)    OFFERING PRICE(1)      FEE
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.001 per share (including     2,969,000 Shares        $28.9375   $85,915,437.50       $26,035
 associated preferred share purchase rights)
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low prices of the Common Stock as reported on the New York Stock Exchange on September 9, 1997.

                          _____________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 1997

PROSPECTUS
----------

                                2,969,000 SHARES

                            Silicon Graphics, Inc.

                                  COMMON STOCK
                          (PAR VALUE $0.001 PER SHARE)


     This Prospectus relates to an aggregate of 2,969,000 shares (including the associated preferred share purchase rights, the "Shares") of common stock, par value $0.001 per share (the "Common Stock"), of Silicon Graphics, Inc. (the "Company") which may be offered and sold from time to time by certain stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders". The Shares were acquired by the Selling Stockholders in connection with the Company's acquisition of ParaGraph International, Inc.
("ParaGraph") on September    , 1997.  See "The ParaGraph Acquisition."

     The Shares may be offered for sale by the Selling Stockholders from time to time on the New York Stock Exchange (the "NYSE"), in the over-the-counter market, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Shares may be sold by the Selling Stockholders directly to purchasers or through agents, underwriters or dealers. See "Selling Stockholders" and "Plan of Distribution". If required, the names of any such agents or underwriters involved in the sale of the Shares in respect of which this Prospectus is being delivered and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this prospectus (a "Prospectus Supplement").

     The Selling Stockholders will receive all of the net proceeds from the sale of the Shares and will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the Shares. The Company is responsible for payment of all other expenses incident to the offer and sale of the Shares.

     The Selling Stockholders and any broker/dealers, agents or underwriters that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions, discounts or concessions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Common Stock is listed on the NYSE under the symbol "SGI". On September 9, 1997, the last sale price of the Common Stock, as reported on the composite tape for issues listed on the NYSE, was $29-3/16 per share.

                      _________________________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                 COMMISSION OR ANY STATE SECURITIES COMMISSION
                    PASSED UPON THE ACCURACY OR ADEQUACY OF
                    THIS PROSPECTUS.  ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.
                       _________________________________



              The date of this Prospectus is               , 1997.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The address of the site is http://www.sec.gov. The Common Stock is listed on the New York Stock Exchange and the Pacific Stock Exchange. Reports, proxy and information statements and other information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Stock Exchange, 115 Sansome Street, 3rd Floor, San Francisco, California 94104.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Shelf Registration Statement") under the Securities Act with respect to the offering of the Common Stock made hereby. This Prospectus does not contain all of the information set forth in the Shelf Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Shelf Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Shelf Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Shelf Registration Statement may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from the Public Reference Section of the Commission upon the payment of the fees prescribed by the Commission. In addition, copies of the Shelf Registration Statement may be obtained from the Commission's World Wide Web site at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the Commission and are incorporated herein by reference (Commission File No. 1-10441):

     1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996.

     2. The Company's Amendment on Form 10-K/A to its Annual Report on Form 10-K for the fiscal year ended June 30, 1996.

     3. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

     4. The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996.

     5. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

     6.   The Company's Current Report on Form 8-K dated July 24, 1997.

     7. The description of the Company's common stock contained in its registration statement filed on Form 8-A filed March 16, 1990, and the description of the Company's Preferred Share Purchase Rights contained in its Form 8-A filed on November 12, 1992, as amended by an amendment on Form 8-A/A filed on July 20, 1995.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of this Shelf Registration Statement and prior to the end of Offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (WITHOUT EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST. REQUESTS FOR DOCUMENTS SHOULD BE DIRECTED TO SILICON GRAPHICS, INC., 2011 N. SHORELINE BLVD., MOUNTAIN VIEW, CALIFORNIA 94039-7311,
ATTENTION: INVESTOR RELATIONS (TELEPHONE: (650) 933-2607).

                          __________________________

               SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     Certain matters discussed in the documents incorporated herein by reference may constitute forward-looking statements and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in the Company's Annual and Quarterly Reports filed with the Commission.

                                  THE COMPANY

     The Company is a leader in high-performance computing. The Company's broad range of workstations and graphics servers deliver advanced 3D graphics and computing capabilities for engineering and creative professionals. Silicon Graphics(R) and Cray(R) Research-branded servers are the market leaders in technical computing applications. The Company's highly scalable servers also have a growing presence in the enterprise market, with a particular emphasis on Internet, large corporate data and telecommunications applications.

     The Company's MIPS Group designs and markets the world's highest volume computer RISC microprocessors. The Company also markets applications software targeted at engineering and creative professionals in the digital content creation and manufacturing sectors.

     The Company was originally incorporated as a California corporation in November 1981 and reincorporated in Delaware in January 1990. The principal executive offices of the Company are located at 2011 N. Shoreline Blvd., Mountain View, California 94043-1389 and its telephone number at that address is
(650) 960-1980.

                           THE PARAGRAPH ACQUISITION

     On September   , 1997, the Company acquired all of the outstanding shares of ParaGraph pursuant to an agreement and plan of merger and reorganization dated as of May 14, 1997 (as amended, the "Merger Agreement") among the Company, ParaGraph Acquisition Corporation, ParaGraph and certain stockholders of ParaGraph. ParaGraph, which was headquartered in Campbell, California, makes three-dimensional Internet software for personal computers. Pursuant to the Merger Agreement, the Company issued the Shares to the Selling Stockholders pursuant to exemptions from registration under the Securities Act.

     The terms of the Merger Agreement require the Company to file a shelf registration statement covering the Shares. The Shelf Registration Statement of which this Prospectus is a part constitutes such required shelf registration statement.

                                USE OF PROCEEDS

     The Selling Stockholders will receive all of the net proceeds from the offering of the Shares hereby. Accordingly, the Company will not receive any proceeds from the sale of the Shares.

                             SELLING STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock by the Selling Stockholders as of September 30, 1997, as reported to the Company by the Selling Stockholders, the number of Shares being offered by the Selling Stockholders and the amount and percentage of the Common Stock to be owned beneficially by the Selling Stockholders following this offering, assuming all Shares offered hereby are sold.

                                       Shares of Common Stock                         Shares of Common Stock
                                         Beneficially Owned                             Beneficially Owned
                                        Prior to the Offering                           After the Offering
                                       -----------------------                        -----------------------
                                                                        Number of
                                                                        Shares of     ------  ---------------
                                                                         Common
Name of Selling Stockholder           Number      Percentage/(1)/    Stock Offered   Number  Percentage/(1)/
---------------------------         ----------    ---------------    -------------   ------  ---------------
Stepan Pachikov                        717,481           *               717,481          0           *
Katz Family Limited Partnership        490,672           *               490,672          0           *
ParaGraph International Employee
  Benefit Trust                        367,275           *               367,275          0           *
Margaret K. Cann Charitable
  Revocable Unitrust                   125,233           *               125,233          0           *
Martin J. Katz Charitable
  Revocable Unitrust                   125,233           *               125,233          0           *
Gregory W. Slayton                     104,361           *               104,361          0           *
William H. Pearlman                     97,923           *                97,923          0           *
Shelia Guberman                         73,052           *                73,052          0           *
Ilia Lossev                             73,052           *                73,052          0           *
Andrei Skaldin                          73,052           *                73,052          0           *
Eduard Talnykin                         71,748           *                71,748          0           *
Stephen Ardron                          52,180           *                52,180          0           *
Regis McKenna                           49,997           *                31,308     18,689           *
Aron B. Katz Charitable
    Revocable Unitrust                  41,744           *                41,744          0           *
Phyllis A. Katz Charitable
  Revocable Unitrust                    41,744           *                41,744          0           *
1995 Aron B. Katz Irrevocable
  Trust                                 41,744           *                41,744          0           *
1995 Phyllis A. Katz Irrevocable
  Trust                                 41,744           *                41,744          0           *
Michael Reimer                          40,856           *                40,856          0           *
Abel Aganbegyan                         31,308           *                31,308          0           *
Dean Bailey                             25,655           *                25,655          0           *
Disney Online                           23,275           *                23,275          0           *
Brian Bundy                             23,263           *                23,263          0           *
Leonid Kitainik                         20,872           *                20,872          0           *
Leonid Kuznetsov                        20,872           *                20,872          0           *
Alexandre Pashintsev                    20,872           *                20,872          0           *
Gene Feroglia                           19,567           *                19,567          0           *
R&D Associates                          12,001           *                12,001          0           *
Vladek Polyakov                         11,686           *                11,686          0           *
Esther Dyson                            10,436           *                10,436          0           *
Gary Kasparov                           10,436           *                10,436          0           *
Valery Makarov                          10,436           *                10,436          0           *
Leonid Malkov                           10,436           *                10,436          0           *
Howard Mairehofer                        9,131           *                 9,131          0           *
Michele Rueckert                         8,792           *                 8,792          0           *
Ilya Poluektov                           7,609           *                 7,609          0           *
Sergey Arutiunov                         6,305           *                 6,305          0           *
Igor Bazdyrev                            4,891           *                 4,891          0           *
Serguei Osokine                          4,891           *                 4,891          0           *
Evgueni Tchetchetkine                    4,891           *                 4,891          0           *
Vern del Rosario                         4,196           *                 4,196          0           *
Daniel Arthur Stevens                    4,000           *                 4,000          0           *
Yuri Ardulov                             3,668           *                 3,668          0           *
Vladimir Iakovlev                        3,739           *                 3,739          0           *
Christopher Caen                         2,826           *                 2,826          0           *
Oleg Efimov                              2,690           *                 2,690          0           *
Jim Till                                 2,663           *                 2,663          0           *
Sergey Gitman                            2,646           *                 2,446        200           *
Mikhail Ovsiannikov                      2,446           *                 2,446          0           *
Mikhail Ryleev                           2,337           *                 2,337          0           *
Boris Gorbatov                           2,119           *                 2,119          0           *
Alexandre Barilov                        2,011           *                 2,011          0           *
Alexandre Kravtchenko                    2,006           *                 1,956         50           *
Paula  K. Baker                          1,758           *                 1,758          0           *
Stuart M. Leudan                         1,758           *                 1,758          0           *
Richard Stauter                          1,758           *                 1,758          0           *
Natalia Bagotskaia                       1,695           *                 1,695          0           *
John Poluektov                           1,521           *                 1,521          0           *
Dmitri Koubenski                         1,250           *                 1,250          0           *
Sergei Dobrokhotov                         978           *                   978          0           *
Tanya Kvitka                               978           *                   978          0           *
Gene Ruda                                  913           *                   913          0           *
Mary Ann Golay                             879           *                   879          0           *
Patricia Jean Hogan                        879           *                   879          0           *
Anne P. Livingston                         879           *                   879          0           *
Olga Carpenter                             782           *                   782          0           *
Svetlana Kondratieva                       587           *                   587          0           *
Sviatoslav Shabrov                         489           *                   489          0           *
Courtney Hendrix                           439           *                   439          0           *
Jennifer Johnson                           439           *                   439          0           *
Michael Benenson                           407           *                   407          0           *
Eleni Kochergin                            380           *                   380          0           *
Leonid Khodulev                            336           *                   336          0           *
Vasily Ivashin                             260           *                   260          0           *
Kriss Kapka                                260           *                   260          0           *
Ekaterina Ovsiannikova                     244           *                   244          0           *
Irene Birman                               221           *                   221          0           *
Helen Jahn                                  53           *                    53          0           *

___________________
*      Less than 1%
/(1)/ Based on the number of shares of Common Stock outstanding on September 30, 1997.

                             PLAN OF DISTRIBUTION

     The Shares offered hereby may be sold from time to time to purchasers directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer the Shares in ordinary brokerage transactions or to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom they may act as agents. The Selling Stockholders and any underwriters, broker/dealers or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of the Shares by them and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

     The sale of the Shares by the Selling Stockholders may be effected from time to time on the New York Stock Exchange, in the over-the-counter market, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. At the time a particular offering of the Shares is made, a Prospectus Supplement, if required, will be distributed which will set forth the number of Shares being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

     Any securities covered by this Prospectus which qualify for sale pursuant to Rule 145 under the Securities Act may be sold under Rule 145 rather than pursuant to this Prospectus.

     All expenses of the registration of the Shares will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Stockholders will pay all underwriting discounts and selling commissions, if any.

     There can be no assurance that the Selling Stockholders will sell any or all of the Shares offered hereby.


                                 LEGAL MATTERS

     The validity of the Shares being offered hereby will be passed upon for the Company by Shearman & Sterling, San Francisco, California.

                                    EXPERTS

     The consolidated financial statements and financial statement schedule of Silicon Graphics, Inc. and its subsidiaries incorporated by reference and included in the Company's Annual Report on Form 10-K and incorporated by reference in the Company's Amendment on Form 10-K/A to its Annual Report on Form 10-K for the fiscal year ended June 30, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference and included therein, and incorporated by reference herein. Such consolidated financial statements and financial statement schedule are incorporated by reference herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

================================================================================

No dealer, salesman or other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized to do so or to anyone to whom it is unlawful to make such offer or solicitation in such jurisdiction.


                               TABLE OF CONTENTS

Available Information....................... 2
Incorporation of Certain
    Documents by Reference.................. 2
The Company................................. 4
The ParaGraph Acquisition................... 4
Use of Proceeds............................. 4
Selling Stockholders........................ 4
Plan of Distribution........................ 5
Legal Matters............................... 5
Experts..................................... 5


                               2,969,000 SHARES



                            SILICON GRAPHICS, INC.



                                 COMMON STOCK
                         (PAR VALUE $0.001 PER SHARE)



                                   _________



                                   [ LOGO ]
                                   ________

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

   ITEM NUMBER
 ---------------

ITEM 14.  OTHER EXPENSES OF REGISTRATION AND DISTRIBUTION.

     The following table sets forth the estimated expenses of the Registrant in connection with the offering described in this Registration Statement. All amounts are estimates except the Securities and Exchange Commission registration fee.

     Securities and Exchange Commission registration fee..  $26,035
     Accountants' fees and expenses.......................    3,500
     Legal fees and expenses..............................   20,000
     Printing and engraving expenses......................    9,500
     Blue Sky fees and expenses...........................    3,000
     Miscellaneous........................................    1,965

       Total..............................................   64,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes Delaware corporations to indemnify directors and officers in certain circumstances against liabilities, including expenses, incurred while acting in such capacities; provided, generally, that any such indemnified officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The By-laws of the Company provide for indemnification of directors and officers to the maximum extent permitted by the DGCL.

     In addition, the Company has provided in its Certificate of Incorporation that it shall eliminate the personal liability of its directors to the fullest extent permitted by the DGCL, and the Company has entered into Indemnification Agreements with its executive officers and directors providing for additional indemnification. The Company has policies of directors' and officers' liability insurance which insure directors and officers against liabilities which a director or officer may incur in his or her capacity as such.

ITEM 16.  EXHIBITS

Exhibit
Number    Description
------    -----------

2.1 Agreement and Plan of Merger and Reorganization among Silicon Graphics, Inc., ParaGraph Acquisition Corporation, ParaGraph International, Inc. and certain Principal Shareholders of ParaGraph International, Inc., dated as of May 14, 1997.

2.2 Agreement to Close and Amendment to Agreement and Plan of Merger and Reorganization dated as of August 1, 1997 among Silicon Graphics, Inc., ParaGraph Acquisition Corporation, ParaGraph International, Inc. and Certain Principal Shareholders of ParaGraph International, Inc.

5.1       Opinion of Shearman & Sterling.

23.1      Consent of Ernst & Young, LLP independent auditors.

23.2      Consent of Shearman & Sterling (contained in Exhibit 5.1 hereto).

24.1      Power of Attorney (contained on Page II-4).


ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MOUNTAIN VIEW, STATE OF CALIFORNIA, ON THE 11TH DAY OF SEPTEMBER, 1997.


                                    SILICON GRAPHICS, INC.



                                    BY:  /s/ William M. Kelly
                                         ------------------------------
                                         Name:  William M. Kelly
                                         Title:  Senior Vice President,
                                                 Corporate Operations


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William M. Kelly and Sandra M. Escher, his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

           Signature                           Title                       Date
--------------------------------  --------------------------------  ------------------
      /s/  Edward R. McCracken    Chairman, Chief Executive         September 11, 1997
--------------------------------  Officer and Director
           Edward R. McCracken    (Principal Executive Officer)

      /s/  Robert R. Bishop       Chairman, Silicon Graphics        September 11, 1997
--------------------------------  World Corporation, and
           Robert R. Bishop       Director

      /s/  William M. Kelly       Senior Vice President,            September 11, 1997
--------------------------------  Corporate Operations (Principal
           William M. Kelly       Financial Officer)

      /s/  Dennis P. McBride      Vice President, Controller        September 11, 1997
--------------------------------  (Principal Accounting Officer)
           Dennis P. McBride

      /s/  Allen F. Jacobson      Director                          September 11, 1997
--------------------------------
           Allen F. Jacobson

      /s/  C. Richard Kramlich    Director                          September 11, 1997
--------------------------------
           C. Richard Kramlich

      /s/  Robert A. Lutz         Director                          September 11, 1997
--------------------------------
           Robert A. Lutz

      /s/  James A. McDivitt      Director                          September 11, 1997
--------------------------------
           James A. McDivitt

      /s/  Lucille Shapiro        Director                          September 11, 1997
--------------------------------
           Lucille Shapiro

      /s/  Robert B. Shapiro      Director                          September 11, 1997
--------------------------------
           Robert B. Shapiro

      /s/  James G. Treybig       Director                          September 11, 1997
--------------------------------
           James G. Treybig

                            SILICON GRAPHICS, INC.

                      REGISTRATION STATEMENT ON FORM S-3
                      ----------------------------------

                               INDEX TO EXHIBITS

                                                                                      SEQUENTIALLY
EXHIBIT                                                                                 NUMBERED
NUMBER                                DESCRIPTION                                         PAGE
------    ------------------------------------------------------------------------    ------------
 2.1      Agreement and Plan of Merger and Reorganization among Silicon
          Graphics, Inc., ParaGraph Acquisition Corporation, ParaGraph
          International, Inc. and certain principal shareholders of ParaGraph
          International, Inc., dated as of May 14, 1997......................

 2.2      Agreement to Close and Amendment to Agreement and Plan of Merger
          and Reorganization.................................................

 5.1      Opinion of Shearman & Sterling.....................................

23.1      Consent of Ernst & Young, LLP independent auditors.................

23.2      Consent of Counsel (contained in Exhibit 5.1 hereto)...............

24.1      Power of Attorney (contained on Page II-4).........................